UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TPG Specialty Lending, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TPG Specialty Lending, Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

February 24, 2014

To our Stockholders:

The Board of Directors of TPG Specialty Lending, Inc. (the “Company” or “TSL”) is writing to solicit your consents on behalf of the Company to approve the following amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which the Company’s Board of Directors approved and declared advisable at a meeting on February 13, 2014:

•

An increase in the number of authorized shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), to four hundred million (400,000,000) shares, a corresponding increase in the total number of authorized shares of all classes of capital stock of the Company to five hundred million (500,000,000) shares and a clarification that the Company has the authority to issue one hundred million (100,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); and

•	Elimination of the ability of stockholders to act by written consent outside of an annual or special meeting of stockholders.

In order to save the expense associated with holding a special meeting of the Company’s stockholders, the Board of Directors elected at its meeting on February 13, 2014 to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. This consent solicitation statement and enclosed written consent form are being sent to our stockholders on or about February 24, 2014.

Our Board of Directors recommends that you consent to the approval of the proposed amendments to the Certificate of Incorporation. Although our Board of Directors approved the proposed amendments to the Certificate of Incorporation at its meeting on February 13, 2014, the amendments must also be approved by a majority of our outstanding shares of Common Stock as of February 21, 2014, which a committee designated by our Board of Directors (the “Record Date Committee”) set as the record date for these consents. As a result, the amendments will be approved when we have received consents to the approval of the amendments from stockholders representing a majority of the shares of Common Stock outstanding on the record date. The Record Date Committee determined that the consents must be received on or before March 7, 2014; however, this date may be extended by the Record Date Committee in its sole discretion.

Your response is important regardless of the number of shares of stock that you hold. You may consent to the approval of either, both or none of the proposed amendments. If you consent to the approval of either of the proposed amendments, please mark the “CONSENT” box on the enclosed written consent form to vote in favor of either of the proposed amendments to the Certificate of Incorporation. If you do not consent to the approval of either of the proposed amendments, please mark the “WITHHOLD CONSENT” box on the enclosed written consent form to vote against either of the proposed amendments to the Certificate of Incorporation. Please complete, date, sign, and return your written consent form to us by email at jmello@tpg.com, by facsimile at (415) 438-1473 or by mail at TPG Specialty Lending, Inc., Attn: Jennifer Mello, 345 California Street, Suite 3300, San Francisco, CA 94104 by March 7, 2014. Abstentions and broker non-votes will have the same effect as withheld consents and will be treated as votes against the amendments.

By Order of the Board of Directors of the Company.

/s/ David Stiepleman
David Stiepleman
Vice President

TPG Specialty Lending, Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

CONSENT SOLICITATION STATEMENT

February 24, 2014

GENERAL INFORMATION

Information Regarding Consents

This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of TPG Specialty Lending, Inc. References to the “Company,” “TSL,” “us,” “we” and “our” in this Consent Solicitation Statement mean TPG Specialty Lending, Inc. Our Board of Directors is soliciting these consents in lieu of a meeting of stockholders in order to obtain our stockholders’ approval of the proposal of the following amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which the Company’s Board of Directors approved and declared advisable at a meeting on February 13, 2014:

•

An increase in the number of authorized shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), to four hundred million (400,000,000) shares, a corresponding increase in the total number of authorized shares of all classes of capital stock of the Company to five hundred million (500,000,000) shares and a clarification that the Company has the authority to issue one hundred million (100,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); and

•	Elimination of the ability of stockholders to act by written consent outside of an annual or special meeting of stockholders.

Only stockholders of record at the close of business on our record date of February 21, 2014 will be entitled to submit written consents.

We are incorporated in the State of Delaware and are therefore subject to Title 8 of the Delaware Code. Section 228 of the Delaware General Corporation Law permits our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the action so taken, represent a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon. At its meeting on February 13, 2014, our Board of Directors delegated authority to set the record date and certain other deadlines to a committee of the Board (the “Record Date Committee”). The Record Date Committee determined on February 21, 2014 that the consents must be received on or before March 7, 2014; however, this date may be extended by the Record Date Committee in its sole discretion. Accordingly, if we receive executed consents approving the proposals from the holders of a majority of the outstanding shares of our Common Stock on or before March 7, 2014 (unless the Record Date Committee extends this date), the proposals set forth herein will be approved.

Voting and Revocability of Consents

All written consents that we receive, regardless of when dated, will be treated as expired unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposals are received by us by March 7, 2014 (unless this date is extended by the Record Date Committee). You may revoke your consent at any time, provided that we receive a written, signed and dated revocation before the earlier of (i) the date we receive valid, written and unrevoked consents constituting the necessary vote for approval of the proposals or

(ii) March 7, 2014 (or, if this date is extended by the Record Date Committee, such later date). A revocation may be in any written form validly signed by you, as long as it clearly states that a consent previously given is no longer effective. The revocation should be sent to TPG Specialty Lending, Inc., Attn: Jennifer Mello, 345 California Street, Suite 3300, San Francisco, CA 94104. Under Delaware law, no consent shall be effective to approve the amendments unless, within 60 days of the earliest dated consent delivered to the Company, written consents signed by the holders of a majority of the outstanding shares of our Common Stock are delivered to the Company.

We will pay the costs of soliciting these consents. In addition to solicitation by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by email or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

This Consent Solicitation Statement and the written consent form are available electronically at www.tpgspecialtylending.com.

Record Date and Consent Rights

Only our stockholders of record as of the close of business on the record date, February 21, 2014, will be entitled to submit consents on the accompanying form. On that date, there were outstanding 41,762,724 shares of our Common Stock. Each share of Common Stock is entitled to one vote in the consent solicitation. Consents evidencing a majority of the shares entitled to vote are required in order to approve the proposals. To be counted toward the votes required for approval of the proposals, your consents must be delivered to us on or before March 7, 2014 (unless this date is extended by the Record Date Committee). Under Delaware law and our charter documents, abstentions and broker non-votes will have the same effect as withheld consents and will be treated as votes against the amendments.

Our Investment Adviser and Administrator

TSL Advisers, LLC (the “Adviser”) serves as our investment adviser and administrator and is affiliated with TPG. “TPG” refers to TPG Global, LLC and its affiliates. TPG is a leading global private investment firm with over $55 billion of assets under management as of December 31, 2013.

The Adviser is a registered investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Adviser sources and manages our portfolio through a dedicated team of investment professionals predominately focused on us (our “Investment Team”). Our Investment Team is led by our Co-Chief Executive Officer and our Adviser’s Co-Chief Investment Officer Joshua Easterly, our Co-Chief Executive Officer Michael Fishman and our Adviser’s Co-Chief Investment Officer Alan Waxman, all of whom have substantial experience in credit origination, underwriting and asset management. Our investment decisions are made by our investment review committee, which includes senior personnel of TSSP and TPG.

TSSP, which encompasses TPG Specialty Lending, TPG Opportunities Partners and TPG Institutional Credit Partners, is TPG’s special situations and credit platform. TSSP had over $6 billion of assets under management as of December 31, 2013. TSSP has extensive experience with highly complex, global public and private investments executed through primary originations, secondary market purchases and restructurings, and has a team of 81 investment and operating professionals. Eighteen of these personnel are dedicated to our business, including 14 investment professionals.

The Adviser’s address is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

PROPOSALS TO BE ACTED UPON BY STOCKHOLDERS

Our Board of Directors proposed at its meeting on February 13, 2014 to amend our Certificate of Incorporation to (i) increase the number of authorized shares of our Common Stock to 400,000,000, increase the total number of authorized shares of all classes of capital stock to 500,000,000 and clarify that the Company has the authority to issue 100,000,000 shares of Preferred Stock and (ii) eliminate the ability of stockholders to act by written consent outside of an annual or special meeting of stockholders. The text of the proposed amendments to the Certificate of Incorporation is attached to this Consent Solicitation Statement as Annex A and Annex B, respectively.

PROPOSAL 1 – Proposal to amend our Certificate of Incorporation to increase the number of authorized shares of our Common Stock to 400,000,000, increase the total number of authorized shares of capital stock to 500,000,000 and clarify that the Company has the authority to issue 100,000,000 shares of Preferred Stock

We are seeking to increase the number of authorized shares of our Common Stock from 100,000,000 to 400,000,000, increase the total number of authorized shares of all classes of capital stock to 500,000,000 and clarify that the Company has the authority to issue 100,000,000 shares of Preferred Stock in order to allow greater flexibility for future issuances of our Common Stock. Following the amendment, if approved, each additional share of our Common Stock authorized by the amendment to the Certificate of Incorporation will have the same rights and privileges as each share of Common Stock currently authorized and, when issued, outstanding. Prior to any initial public offering of the Company’s Common Stock, each share of Common Stock entitles the holder to a preemptive right, for a period of thirty days, to subscribe for, purchase or otherwise acquire any shares of Preferred Stock (including rights or options to purchase shares of Preferred Stock or securities convertible into, or exchangeable for, shares of Preferred Stock) that the Company proposes to issue. Authorized but unissued shares of our Common Stock may be issued at such times, for such purposes and for such consideration as our Board of Directors may determine to be appropriate without further authority from our stockholders, except as otherwise required by applicable law or stock exchange policies.

The adoption of this proposed amendment to our Certificate of Incorporation will result in a greater number of shares of Common Stock available for issuance. If additional shares of Common Stock are issued in the future, stockholders therefore could experience a significant dilution in their stockholders’ interest with respect to earnings per share, voting, liquidation value and book and market value per share, if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend or pursuant to the subscription agreements with our existing investors.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), every share of stock issued by a business development company must be voting stock and have equal voting rights with every other outstanding class of voting stock, except to the extent that the stock satisfies the requirements for being treated as a senior security, which requires, among other things, that:

•

immediately after issuance and before any distribution is made with respect to common stock, we must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, of at least 200%; and

•

the holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and for so long as dividends on the preferred stock are unpaid in an amount equal to two full years of dividends on the preferred stock.

Another effect of such increase may be to enable our Board of Directors to render more difficult or to discourage any attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of present management. Our Board of Directors has no such plans at this time. The increase could also have the effect of depriving stockholders of an opportunity to sell their shares at a premium over net asset value or prevailing market prices. However, the increase in the number of authorized shares of our Common Stock will allow our Board of Directors to have additional shares of Common Stock available to effect, unless prohibited by applicable law or other arrangements or restrictions, a sale of shares (either in public or private transactions), merger, consolidation or similar transaction in which the number of our outstanding shares would be increased and would thereby dilute the interest of a party attempting to obtain control of us.

No Rights of Appraisal

Under applicable Delaware corporation law, our non-consenting stockholders are not entitled to appraisal rights with respect to the amendment, and we will not independently provide our stockholders with any such right.

Our Board of Directors recommended at its meeting on February 13, 2014 that you consent to the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock to 400,000,000, increase the total number of authorized shares of all classes of capital stock to 500,000,000 and clarify that the company has the authority to issue 100,000,000 shares of Preferred Stock.

PROPOSAL 2 – Proposal to amend our Certificate of Incorporation to eliminate the ability of stockholders to act by written consent

Section 228 of the Delaware General Corporation Law provides that, unless otherwise provided in a company’s certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice to all stockholders and without holding a vote, if a consent in writing is signed by stockholders representing the minimum number of votes necessary to approve the action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s existing Certificate of Incorporation does not contain a provision eliminating the right to act by written consent.

In accordance with the Company’s commitment to further stockholder enfranchisement, we are seeking to eliminate the ability of stockholders to act by written consent. Accordingly, all stockholders would be entitled to receive notice of any action requiring a vote of stockholders and be afforded the opportunity to vote on that action at a duly convened meeting. In addition, the amendment would make it difficult for a person who acquires a majority of the outstanding Common Stock of the Company to approve a merger or sale of the Company or take other action normally requiring a vote of stockholders without providing notice to all stockholders and convening a meeting to vote on the proposed action.

In light of the foregoing, the Board of Directors believes that amending the provisions of its Certificate of Incorporation to eliminate stockholder action by written consent is a prudent corporate governance measure to prevent a small number of stockholders from prematurely causing stockholder consideration of a proposal over the opposition of the Board of Directors by unilaterally soliciting the consent of stockholders for such a proposal before stockholders have the full benefit of the knowledge, advice and participation of the Company’s management and Board of Directors.

Elimination of stockholder power to act by written consent may deter certain acquisitions of the Company’s stock and may delay, deter or impede stockholder action not approved by the Board of Directors. Such actions may include stockholder attempts to obtain control of the Board of Directors, unsolicited tender offers or other efforts to acquire control of the Company. Elimination of stockholder power to act by written consent could also have the effect of depriving stockholders of an opportunity to sell their shares at a premium over net asset value or prevailing market prices.

The Board of Directors believes, however, that the benefits of discouraging hostile bidders and dissident stockholders seeking to further their own special interests from conducting potentially expensive and disruptive consent solicitations outweigh these disadvantages.

No Rights of Appraisal

Under applicable Delaware corporation law, our non-consenting stockholders are not entitled to appraisal rights with respect to the amendment, and we will not independently provide our stockholders with any such right.

Our Board of Directors recommended at its meeting on February 13, 2014 that you consent to the approval of the amendment to our Certificate of Incorporation to eliminate the ability of stockholders to act by written consent.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock as of the record date is required to approve the amendments to our Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as withheld consents and will be treated as votes against the amendments.

Effective Time of the Amendments

If stockholder approval is obtained, we plan to file a Certificate of Amendment to our Certificate of Incorporation effecting the approved amendment or amendments on the later of March 7, 2014 or the earliest date permitted by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following table sets forth, as of February 14, 2014, the beneficial ownership as indicated in the Company’s books and records of each current director, the Company’s executive officers, the executive officers and directors as a group, and each person known to us to beneficially own 5% or more of the outstanding shares of our Common Stock.

The percentage ownership is based on 41,762,724 shares of Common Stock outstanding as of February 14, 2014. No shares of Preferred Stock are outstanding as of such date. To our knowledge, except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and/or investment power with respect to shares beneficially owned by such stockholder. Unless otherwise indicated by footnote, the address for each listed individual is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

Name of Individual or Identity of Group	Number of Shares of Common Stock Beneficially Owned as of February 14, 2014 (1)	Percent of Common Stock Beneficially Owned as of February 14, 2014 (1)
Directors and Executive Officers:
Interested Directors
Joshua Easterly (2)	6,511.1	*
Michael Fishman (3)	33,834.3	0.1%
Independent Directors
Richard Higginbotham	—	0.0%
John Ross	13,721.0	*
Ronald Tanemura	25,491.0	0.1%
Named Executive Officers Who Are Not Directors
Alan Kirshenbaum (4)	3,890.0	*
All Directors and Executive Officers as a Group (12 persons) (5)(6)	2,690,672.5	6.4%
Five-Percent Stockholders:
State of New Jersey Common Pension Fund B (7)	6,028,765	14.4%
MSSB TPG Specialty Lending Onshore Feeder Fund (8)	5,994,646	14.4%
Universities Superannuation Scheme Ltd. (9)	3,911,472	9.4%
TPG Funds (6)	3,040,032	7.3%
Oregon Public Employees Retirement Fund (10)	3,013,977	7.2%
State Teachers Retirement System of Ohio (11)	3,000,158	7.2%
Silver Creek Group (12)	2,664,184	6.4%
Arizona State Retirement System (13)	2,218,555	5.3%

*	Represents less than 0.1%.
(1)

For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares of Common Stock as of a given date which such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days after such date. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of determining the percentage of shares beneficially owned for such person, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person (except in the case of directors and executive officers as a group). Except as otherwise noted, each beneficial owner of more than five percent of our Common Stock and each director and executive officer has sole voting and/or investment power over the shares reported.
(2)	Mr. Easterly is a TPG and TPG Special Situations Partners (“TSSP”) Partner. TPG and TSSP are affiliated with Tarrant and Group Advisors (both as defined below). Mr. Easterly disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(3)	Mr. Fishman is employed by the Adviser, which is affiliated with Tarrant and Group Advisors. Mr. Fishman disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(4)	Mr. Kirshenbaum is the Chief Financial Officer of TSL. Mr. Kirshenbaum disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(5)	Includes shares owned by officers that are not “Named Executive Officers,” as defined in Item 402 of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.
(6)	The Common Stock held by the TPG Funds (as defined below) includes (i) 2,604,620 shares of Common Stock, or the TSL Shares, held by TSL Advisers; (ii) 435,346 shares of Common Stock, or the TSL FOF Shares, held by TSL FOF, L.P., a Delaware limited partnership, or TSL FOF; and (iii) 66 shares of Common Stock held by Tarrant Advisors, Inc., a Delaware corporation, or Tarrant, and, together with TSL Advisers and TSL FOF, the TPG Funds. The business and affairs of TSL Advisers are managed by its board of managers, whose sole members are Messrs. Bonderman, Coulter and Waxman. Any decision or determination by the board of managers requires the approval of each of Messrs. Bonderman, Coulter and Waxman.

TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation, or Group Advisors, is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Holdings II, L.P., a Delaware limited partnership, which is the general partner of TPG Holdings II Sub, L.P., a Delaware limited partnership, or Holdings II Sub, which is a member of TSL Advisers. Because of the relationship between Holdings II Sub and TSL Advisers, Group Advisors may be deemed to beneficially own the TSL Shares. The principal business of Group Advisors is serving as the sole ultimate general partner, managing member or similar entity of related entities (including TSL Advisers) engaged in making or recommending investments in securities of public and private companies.

Tarrant Capital Advisors, Inc., a Delaware corporation, or Tarrant Capital, is the sole stockholder of Tarrant, which is the general partner of TSL Equity Partners, L.P., a Delaware limited partnership, or Equity Partners, which is a member of TSL Advisers. Because of the investment by Equity Partners in TSL Advisers, Tarrant Capital may be deemed to beneficially own 2,209,629 of the TSL Shares, or the Tarrant TSL Shares. Tarrant is also the general partner of TSL FOF. Because of the relationship between Tarrant and TSL FOF, Tarrant Capital may be deemed to beneficially own the TSL FOF Shares and, together with the Tarrant TSL Shares and the 66 shares of Common Stock held directly by Tarrant, the Tarrant Shares. The principal business of Tarrant Capital is serving as the sole ultimate general partner, managing member or similar entity of related entities (including Equity Partners and TSL FOF) engaged in making or recommending investments in securities of public and private companies.

TSL Advisers is required to solicit voting instructions from Equity Partners and Holdings II Sub in respect of the shares of Common Stock beneficially owned by Equity Partners and Holdings II Sub, respectively, in connection with any matter on which TSL Advisers is entitled to vote the TSL Shares. TSL Advisers is required to vote all proxies in respect of the TSL Shares proportionately in accordance with such instructions. Equity Partners is required to solicit voting instructions from its limited partners in respect of their indirect interests in the TSL Shares. Equity Partners is required to instruct TSL Advisers to vote proxies in respect of its TSL Shares proportionately in accordance with such instructions.

Messrs. Bonderman and Coulter are the officers and sole stockholders of each of Tarrant Capital and Group Advisors. As the directors, officers and sole stockholders of Group Advisors, Mr. Bonderman and Mr. Coulter may indirectly issue voting instructions to TSL Advisers in respect of the shares of Common Stock beneficially owned by Holdings II Sub. Because of the relationship of Messrs. Bonderman and Coulter to Tarrant Capital and Group Advisors, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the TSL Shares and the Tarrant Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TSL Shares and the Tarrant Shares except to the extent of their pecuniary interest therein. Mr. Waxman is a Vice President of TSL. Because Mr. Waxman is a member of the board of managers of TSL Advisers, he may be deemed to beneficially own the TSL Shares. Mr. Waxman disclaims beneficial ownership of the TSL Shares except to the extent of his pecuniary interest therein. The address of Group Advisors, Tarrant Capital and Messrs. Bonderman, Coulter and Waxman is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(7)	The address of the State of New Jersey Common Pension Fund B is New Jersey Division of Investment 50 West State Street, 9th Floor Trenton, NJ 08608.
(8)	Based upon a Form 4 filed by MSSB TPG Specialty Lending Onshore Feeder Fund, or the MSSB Onshore Feeder Fund, on January 3, 2014, although MSSB Onshore Feeder Fund beneficially owns 5,994,646 shares of Common Stock and would otherwise be entitled to vote such shares, MSSB Onshore Feeder Fund has contractually agreed to pass such voting rights through to its underlying investors, or MSSB Unitholders, pro rata in accordance with each MSSB Unitholder’s relative ownership of units of the MSSB Onshore Feeder Fund. Each MSSB Unitholder will make its own determination as to whether and how to vote its portion of the MSSB Onshore Feeder Fund’s shares of us, as well as whether or not to vote with respect to such shares. If MSSB Unitholders representing a certain percentage vote their interests, MSSB Onshore Feeder Fund will vote all shares in accordance with the votes received. If, however, less than the agreed upon representative vote is received, MSSB Onshore Feeder Fund will not vote any of the shares. The address of the MSSB TPG Specialty Lending Onshore Feeder Fund is 522 Fifth Avenue, 13th Floor New York, NY 10036.
(9)	The address of the Universities Superannuation Scheme Ltd. is Royal Liver Building Liverpool L3 1PY, United Kingdom.
(10)	The address of the Oregon Public Employees Retirement Fund is c/o Office of the Oregon Treasurer 6650 SW Redwood Lane, Suite 190 Tigard, Oregon 97224-7184.
(11)	The address of the State Teachers Retirement System of Ohio is 275 East Broad Street Columbus, OH 43215-3771.
(12)	Based upon a Schedule 13G filed with the SEC on February 14, 2014 by Silver Creek Capital Management LLC, Silver Creek Advisory Partners LLC, Silver Creek Special Opportunities Fund III, L.P., Silver Creek Special Opportunities Fund Cayman III, L.P, Silver Creek Credit Opportunities II Fund A, L.P. and Silver Creek Credit Opportunities III Fund B, L.P. (collectively, the Silver Creek Group).
(13)	The address of the Arizona State Retirement System is 3300 N. Central Avenue Phoenix, AZ 85012.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

The time for the Company’s stockholders to submit proposals for inclusion in the Company’s proxy statement for its 2014 annual meeting of stockholders in accordance with the standards contained in SEC Rule 14a-8 has passed. Accordingly, no new stockholder proposals may be submitted to the Company for inclusion in the Company’s proxy statement for its 2014 annual meeting of stockholders.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

A stockholder recommendation for nomination of a person for election to our Board of Directors or a proposal for consideration at our 2014 annual meeting, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for stockholder action. The time for the Company’s stockholders to submit proposals for consideration at our 2014 annual meeting in accordance with the Company’s Bylaws has passed. Accordingly, no new stockholder proposals may be submitted to the Company to be brought before its 2014 annual meeting of stockholders.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR

THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2015 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC’s rules must be received by us no later than December 17, 2014 (assuming our 2015 annual meeting date is May 21, 2015). Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. All proposals should be addressed to the Secretary of the Company, Jennifer Mello, TPG Specialty Lending, Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

A stockholder recommendation for nomination of a person for election to our board or a proposal for consideration at our 2015 annual meeting, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for stockholder action. Assuming the date of our 2014 annual meeting is May 22, 2014, our Bylaws require that the proposal or recommendation for nomination must be received by our Secretary at the above address no later than February 21, 2015, unless the date of our 2015 annual meeting is more than 30 days before or more than 60 days after May 22, 2015, the anniversary of our 2014 annual meeting, in which case notice by the stockholder to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

COSTS OF CONSENT SOLICITATION

The Company will pay the costs of soliciting stockholder consents pursuant to this Consent Solicitation Statement. In addition to solicitation by mail, the directors, officers and other regular employees of the Company may solicit consents from stockholders personally, by facsimile, by email or by other appropriate means. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending this Consent Solicitation Statement to beneficial owners.

ANNUAL REPORTS

We will provide a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 to any person, without charge, upon request. Requests for a copy of the Annual Report may be made by contacting the Secretary of the Company at the address or telephone number set forth below:

TPG Specialty Lending, Inc.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Jennifer Mello, Secretary of the Company

Telephone: (817) 871-4000

Copies of these documents may also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov. The Annual Report on Form 10-K is not part of the proxy solicitation materials.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Consent Solicitation Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Consent Solicitation Statement to a stockholder at a shared address to which a single copy of the Consent Solicitation Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Consent Solicitation Statement by contacting the Company at the address or telephone number set forth below:

TPG Specialty Lending, Inc.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Jennifer Mello, Secretary of the Company

Telephone: (817) 871-4000

A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Consent Solicitation Statements, information statements, proxy statements and annual reports.

Annex A

AMENDMENT REGARDING INCREASE IN NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK (PROPOSAL 1)

If Proposal 1 is approved, the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation will be amended in its entirety to read as follows:

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 500,000,000 shares, consisting of 400,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

A-1

Annex B

AMENDMENT REGARDING STOCKHOLDER ACTION

BY WRITTEN CONSENT (PROPOSAL 2)

If Proposal 2 is approved, Article IV of the Amended and Restated Certificate of Incorporation of the Corporation will be amended to add the following paragraph (C) at the end of Article IV:

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

A-2

TPG Specialty Lending, Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

CONSENT OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

This consent must be returned by March 7, 2014 (unless extended by the Record Date Committee of the Board of Directors in its sole discretion).

This consent is solicited on behalf of the Board of Directors. Please mark your vote in blue or black ink as shown here.    ☒

Please mark, sign, date and return the consent promptly by electronic mail (in PDF), by facsimile or by mail to:

TPG Specialty Lending, Inc.

Attn: Jennifer Mello

Email: jmello@tpg.com

Facsimile: (415) 438-1473

Address: 345 California Street, Suite 3300, San Francisco, CA 94104

The undersigned stockholder of TPG Specialty Lending, Inc., a Delaware corporation (the “Company”), acting pursuant to Section 228 of the Delaware General Corporation Law, as amended, and in lieu of a special meeting of the Company’s stockholders, hereby acts as follows on the proposals set forth below:

1.	A proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, to 400,000,000, increase the total number of authorized shares of all classes of capital stock to 500,000,000 and clarify that the Company has the authority to issue 100,000,000 shares of preferred stock, par value $0.01 per share.

CONSENT	WITHHOLD CONSENT	ABSTAIN
☐	☐	☐

2.	A proposal to amend the Company’s certificate of incorporation to eliminate the ability of stockholders to act by written consent outside of an annual or special meeting of stockholders.

CONSENT	WITHHOLD CONSENT	ABSTAIN
☐	☐	☐

The stockholders’ approval of the amendment(s) pursuant to this consent will be effective when sufficient consents are received by the Company to approve the proposed amendment(s) to the Company’s certificate of incorporation. This consent may not be revoked after such effectiveness.

Print Name of Stockholder:

Signature of Stockholder:                                                                                               Date:

Print Name of Stockholder:

Signature of Stockholder:                                                                                               Date:

Note:	Please sign exactly as your name(s) appears on this consent. When shares are held jointly, each holder should sign. When signing as executor administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.